CUSTODY AGREEMENT AND POWER OF ATTORNEY
                                       FOR
                             SALE OF COMMON STOCK OF
                          WESTERN WIRELESS CORPORATION
                                 (THE "COMPANY")



------------------------------
(Name of Selling Shareholder)

To:      Richard A. Friedman
         Terence O'Toole
         David Greenwald
         Goldman Sachs & Co.
         85 Broad Street
         New York, New York 10004
         as Attorneys-in-Fact for the
         Selling Shareholder
         (the "Attorneys-in-Fact")

         The undersigned and certain other shareholders of the Company (the undersigned and such other shareholders being hereinafter referred to as the "Selling Shareholders") propose to sell certain shares of Class B Common Stock of the Company (the "Common Stock") to underwriters (the "Underwriters") for whom (i) Goldman, Sachs & Co., Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Smith Barney Inc. will act as representatives (the "U.S. Representatives") in the United States offering and (ii) Goldman Sachs International, Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch International and Salomon Smith Barney will act as representatives in the international offering (the "International Representatives" and, collectively with the U.S. Representatives, the "Representatives"), for the distribution under a Registration Statement on Form S-3 (the "Registration Statement") to the public at a price and on terms to be hereafter determined. It is understood that at this time there is no commitment on the part of the Underwriters to purchase any shares of Common Stock, and no assurance that an offering of Common Stock will take place. The shares of Common Stock of the Company to be sold by the undersigned to the Underwriters pursuant to the Underwriting Agreements will upon sale be converted to Class A Common Stock, and are referred to hereinafter as the "Sold Shares."

1.       Appointment and Powers of Attorneys-in-Fact.

         A. The undersigned hereby irrevocably constitutes and appoints the Attorneys-in-Fact, and each of them, his or her true and lawful agents and attorneys with respect to all matters arising in connection with the public offering and sale of the Sold Shares, including, but not limited to, the power and authority on behalf of the undersigned to do or cause to be done any of the following things:

                           (i) negotiate, determine and agree upon (a) the price at which the Sold Shares will be offered to the public by the Underwriters pursuant to the Underwriting Agreements, as hereinafter defined, (b) the underwriting discount with respect to the Sold Shares and (c) the price at which the Sold Shares will be sold to the Underwriters by the Selling Shareholders pursuant to the Underwriting Agreements, ALL OF WHICH SHALL BE WITHOUT REGARD TO ESTIMATES OR RANGES CONTAINED IN THE REGISTRATION STATEMENT OR ELSEWHERE, OR ANY OTHER ORAL OR WRITTEN COMMUNICATIONS RELATING TO THE PROPOSED OFFERING SUPPLIED TO THE SELLING SHAREHOLDERS;

                           (ii) make, execute and deliver the underwriting agreements (collectively, the "Underwriting Agreements") with respect to the Offerings, as such term is defined in the Registration Statement, with such terms and conditions (specifically including, but not limited to, the price at which the Sold Shares will be sold) as any Attorney-in-Fact in his or her sole discretion shall approve, such approval to be conclusively evidenced by the execution and delivery of the Underwriting Agreements by the Attorneys-in-Fact or any of them; and carry out and comply with all of the provisions of the Underwriting Agreements, including the making of all representations and agreements provided in the Underwriting Agreements to be made by, and the exercise of all authority thereunder vested in, the undersigned;

                           (iii) sell, assign, transfer and deliver to the Underwriters pursuant to the Underwriting Agreements under the respective circumstances hereinafter described the number of Sold Shares identified in Schedule I hereto;

                           (iv) take any and all steps deemed necessary or desirable by the Attorneys-in-Fact in connection with the registration with the Securities and Exchange Commission (the "Commission") of the Sold Shares under the Securities Act of 1933, as amended (the "Securities Act"), and under the securities or "blue sky" laws of any jurisdiction;

                           (v) employ David Greenwald, or such other counsel as specifically agreed to by the Company and the undersigned, to render the legal opinions required by the Underwriting Agreements; and

                           (vi) otherwise take all actions and do all things necessary or proper, required, contemplated or deemed advisable or desirable by the Attorneys-in-Fact or any of them in his or her discretion, including the execution and delivery of all documents, and generally act for and in the name of the undersigned with respect to the sale of the Sold Shares to the Underwriters and the reoffering of the Sold Shares by the Underwriters as fully as could the undersigned if then personally present and acting.

         B. The Custodians (as defined in Section 2(A) below), Representatives and all other persons dealing with the Attorneys-in-Fact in such capacity may rely and act upon any writing believed in good faith to be signed by the Attorneys-in-Fact.

         C. The Attorneys-in-Fact shall not receive any compensation for services rendered hereunder.

2.       Appointment of Custodians and Deposit of Sold Shares.

         A. For the purposes of the sale of the Sold Shares to the Underwriters, the undersigned hereby appoints Preston Gates & Ellis LLP and Alan R. Bender as Custodians (the "Custodians"), and herewith deposits with the Custodians one or more certificates for shares of the Company's Common Stock which represent no less than the total number of Sold Shares identified on Schedule I hereto. Each such certificate so deposited is in proper deliverable form accompanied by an executed stock power with the signature of the undersigned guaranteed by a bank or trust company or by a member of the New York, Midwest, Pacific or American Stock Exchange. The Custodians are hereby authorized and directed, subject to the instructions of the Attorneys-in-Fact, (i) to hold in custody the certificate(s) representing the shares identified on Schedule I deposited herewith, or to make such other appropriate arrangements as may be necessary for the safekeeping of such certificate(s); (ii) to cause the Sold Shares to be delivered as specified in and pursuant to the Underwriting Agreements to be transferred upon the books of the Company into such names and in such denominations as the Representatives shall have instructed the Attorneys-in-Fact; (iii) to purchase all transfer tax stamps (if any) necessary in connection with the transfer of the Sold Shares as aforesaid; and (iv) after closing of the sale, to return to the undersigned a new certificate for the shares of Class B Common Stock, no par value per share (the "Class B Common Stock"), which are represented by the certificates deposited herewith and which are not sold pursuant to the Underwriting Agreements.

         B. Until the shares of Common Stock have been delivered against payment therefor in accordance with the Underwriting Agreements, the undersigned shall retain all rights of ownership with respect to the shares deposited herewith including the right to vote and to receive all dividends and payments thereon, except the right to retain custody of or dispose of such shares, and subject to any lien created pursuant to the Underwriting Agreements which right is subject to this Agreement and the Underwriting Agreements.

3.       Sale of Sold Shares; Remitting Net Proceeds.

         The Custodians are hereby authorized and directed, upon the advice of one of the Attorneys-in-Fact hereunder, to deliver certificates for the Sold Shares to the Representatives as provided in the Underwriting Agreements, against delivery to such Attorneys-in-Fact for the account of the undersigned of the net proceeds of sale payable by the Underwriters (the "Net Proceeds"). Any Attorney-in-Fact is authorized, on behalf of the undersigned, to accept and acknowledge receipt of the Net Proceeds, and such party shall promptly remit the Net Proceeds to the undersigned.

4.       Representations, Warranties and Agreements.

         The undersigned represents and warrants to, and agrees with, the other Selling Shareholders, the Company, the Underwriters, the Attorneys-in-Fact and the Custodians as follows. ANY EXCEPTIONS TO THE FOLLOWING REPRESENTATIONS, WARRANTIES AND AGREEMENTS ARE SET FORTH ON SCHEDULE II HERETO.

         A. The undersigned has been fully advised and informed by the Company that: (i) the Class B Common Stock will be automatically converted into Class A Common Stock upon a transfer by the current holder, (ii) the Class A Common Stock and Class B Common Stock will be identical in all respects except that each share of Class B Common Stock will entitle the holder to ten votes and each share of Class A Common Stock will entitle the holder to one vote on matters submitted to a vote of shareholders and (iii) the shares sold by the undersigned in the offering will be Class A Common Stock and the balance of any shares held by the undersigned and not sold in the offering will be Class B Common Stock.

         B. The undersigned has full right, power and authority to enter into this Agreement and the Underwriting Agreements.

         C. The undersigned has full legal capacity to execute this Agreement and is subject to no restriction or other disability, contractual or otherwise, that would impair his, her or its ability or authority to enter into this Agreement.

         D. The undersigned has no knowledge of any lien, encumbrance, equity, security interest or claim, actual or alleged, by any third party against the undersigned's interest in the Sold Shares and none of such shares is subject to any interest or claim of any other person or entity.

         E. There are no pending attachment or sale proceedings relating to or affecting the Sold Shares.

         F. Neither the undersigned nor any of its assets is subject to any federal or state tax lien or any other statutory lien of any kind.

         G. The undersigned has not entered or agreed to enter into any agreement granting, creating or purporting to grant or create, directly or indirectly, any option to purchase or other rights in the Sold Shares to any person or entity other than as contemplated hereby.

         H. The undersigned has reviewed the representations and warranties to be made by the undersigned as a Selling Shareholder as contained in the draft of the U.S. Underwriting Agreement provided herewith, and does hereby represent, warrant and covenant that each of such representations and warranties is true and correct as of the date hereof and, except as set forth on Schedule II hereto, will be true and correct at the time of the closing of the sale of the Sold Shares to the Underwriters.

         I. Upon execution and delivery of the Underwriting Agreements by the Attorneys-in-Fact on behalf of the undersigned, the undersigned agrees to be bound by and to perform each of the covenants and agreements of the undersigned as a Selling Shareholder in the Underwriting Agreements.

         J. The undersigned agrees to deliver to the Attorneys-in-Fact such documentation as the Attorneys-in-Fact, the Company, the Underwriters, the Selling Shareholders or the Custodians or any of their respective counsel may reasonably request to effectuate any of the provisions hereof or of the Underwriting Agreements, all of the foregoing to be in the form and substance satisfactory in all respects to such requesting parties. The foregoing representations, warranties and agreements are made for the benefit of, and may be relied upon by, the other Selling Shareholders, the Attorneys-in-Fact, the Underwriters, the Company and their respective counsel, including Preston Gates & Ellis LLP, Sullivan & Cromwell, and David Greenwald, representatives and agents.

5.       Irrevocability of Instruments; Termination of this Agreement.

         A. This Agreement, the deposit of the Sold Shares pursuant hereto, and all authority hereby conferred, is granted, made and conferred subject to and in consideration of the interests of the Attorneys-in-Fact, the Underwriters, the Company and the other Selling Shareholders who may become parties to the Underwriting Agreements, for the purpose of completing the transactions contemplated hereunder and by the Underwriting Agreements; and the Attorneys-in-Fact are hereby further vested with an estate, right, title and interest in and to the shares of Common Stock deposited herewith for the purpose of irrevocably empowering and securing to them authority sufficient to consummate said transactions. Accordingly, this Agreement shall be irrevocable prior to August 15, 1998, provided the Underwriting Agreements are executed and delivered prior to June 30, 1998, and shall remain in full force and effect until that date. Furthermore, for the consideration herein referred to and in consideration of the said interests in the Sold Shares deposited herewith, the undersigned agrees that this Agreement is irrevocable and shall not be terminated by operation of law upon the occurrence of any event whatsoever, including the death, disability or incompetence of any Selling Shareholder, including the undersigned. If any event referred to in the preceding sentence shall occur, whether with or without notice thereof to the Attorneys-in-Fact, any of the Underwriters or any other person, the Attorneys-in-Fact shall nevertheless be authorized and empowered to deliver and deal with the shares deposited herewith by or on behalf of the undersigned in accordance with the terms and provisions of the Underwriting Agreements and this Agreement as if such event had not occurred.

         B. Notwithstanding any of the foregoing provisions, if the Underwriting Agreements are not executed and delivered prior to June 30, 1998, or if the sale of the Sold Shares contemplated by this instrument is not completed by August 15, 1998, this Custody Agreement and Power of Attorney shall terminate upon the first of such conditions to fail to occur, and the Attorneys-in-Fact shall cause the Custodians to return to the undersigned the certificates for the shares deposited herewith.

6. Liability and Indemnification of the Attorneys-in-Fact and Custodians.

         The Attorneys-in-Fact and the Custodians are authorized to accept this Agreement and take any and all actions hereunder as they shall, in their own discretion, determine. The

Attorneys-in-Fact and Custodians assume no responsibility or liability to the undersigned or to any other person, other than to deal with the Sold Shares and any other shares of Common Stock of the Company held and received by the Attorneys-in-Fact or deposited with the Custodians pursuant to the terms of this Agreement in accordance with the provisions hereof. The undersigned does hereby agree to indemnify and hold the Attorneys-in-Fact and the Custodians harmless with respect to anything done by them in good faith in connection with any and all matters contemplated by this Agreement or the Underwriting Agreements.

7.       Interpretation.

         A. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         B. The validity, enforceability, interpretation and construction of this Agreement shall be determined in accordance with the laws of the state of Washington and shall inure to the benefit of, and this Agreement shall be binding upon, the undersigned and the undersigned's heirs, executors, administrators, successors and assigns, as the case may be.

         C. If any word, phrase, clause, portion or provision of this Agreement shall be held or deemed to be, or shall in fact be, inoperative or unenforceable as applied in any particular case or circumstance in any applicable jurisdiction or jurisdictions because it conflicts with any other provisions hereof, or any constitution, statute or rule of public policy, or for any reason, such eventuality shall not render any of the aforesaid inoperative or unenforceable in any other case or circumstance, or render any one or more or combination of any other words, phrase, clauses, portions or provisions herein invalid, inoperative, ultra vires or unenforceable to any extent whatsoever.

8.       Delivery of Net Proceeds.

         Unless otherwise indicated below, the Net Proceeds from the sale of the Sold Shares shall be delivered by check delivered to the address set forth on the signature page hereof. If the Net Proceeds are to be deposited in an account, please attach a deposit slip for such account if available, otherwise indicate the account number and the name and address of the bank at which such account is maintained

                    _________________________________________
                                (account number)
                    _________________________________________
                      (bank)                 (ABA number)
                    _________________________________________
                                 (bank address)
                    _________________________________________
                      (city)       (state)        (zip)

IN WITNESS WHEREOF, the undersigned has caused this Custody Agreement and Power of Attorney to be executed this _____ day of _____________, 1998.


___________________________________________
Please sign exactly as your name appears on your stock certificate(s)

Address to which notices shall be sent.


_________________________________________________________
                      (Street)


_________________________________________________________
    (City)            (State)                    (Zip)


(NOTE: THE SIGNATURE(S) ON YOUR STOCK CERTIFICATES OR STOCK POWERS MUST BE GUARANTEED BY A BANK OR TRUST COMPANY, OR BY YOUR BROKER WHO MUST BE A MEMBER OF THE NEW YORK, MIDWEST, PACIFIC OR AMERICAN STOCK EXCHANGE.)

ACCEPTED on behalf of the Attorneys-in- ACCEPTED on behalf of the Custodians as
Fact as of the date above set forth:    of the date above set forth:

                                        PRESTON GATES & ELLIS LLP



______________________________________
          Attorney-in-Fact                 By__________________________________

                                           ____________________________________
                                           Alan R. Bender

ACCEPTED on behalf of the Company as of
the date above set forth:



By_____________________________________
         John W. Stanton
 Chairman and Chief Executive Officer

                                   SCHEDULE I

                        SHARES TO BE SOLD IN THE OFFERING

                            Certificate for Shares of
                          Western Wireless Corporation
                               Deposited Herewith
                        __________________________________



                                         Number of Shares of Stock from
     Certificate Number                   this Certificate to be sold*


          __________                              _________________

          __________                              _________________

          __________                              _________________

          __________                              _________________

          __________           Total              _________________



________________________________        __________________
        (print your name)                (initial here)


______________________
* Shares sold in the offering will be Class A Common Stock (one vote per share) and the balance of the shares not sold, if any, will be returned to you as shares of the Class B Common Stock (10 votes per share if you have delivered Class B Common Stock for registration).

                                   SCHEDULE II

                       SCHEDULE OF EXCEPTIONS TO SECTION 4
                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS


         In the space below please list any exceptions or inaccuracies contained in the representations, warranties and agreements contained in Section 4 of the Custody Agreement. IF YOU ARE AWARE OF NO SUCH INACCURACIES PLEASE WRITE "NONE."


_______________________________________________________________________________

_______________________________________________________________________________

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_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

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                                      II-2